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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                        Date of Report: February 4, 2004
                        (Date of earliest event reported)



                                   Belden Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                         1-12280                       76-0412617
(State or Other Jurisdiction of     (Commission File Number)    (IRS Employer Identification No.)
         Incorporation)

          7701 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105
                    (Address of Principal Executive Offices)

                                 (314) 854-8000
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

                  On February 5, 2004, Belden Inc., a Delaware corporation ("Belden"), announced that it has entered into an Agreement and Plan of Merger (the "Merger Agreement") among Cable Design Technologies Corporation, a Delaware corporation ("CDT"), BC Merger Corp., a Delaware corporation and a wholly-owned direct subsidiary of CDT ("Merger Sub"), and Belden. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Belden will be merged with and into Merger Sub, with Belden being the surviving corporation of such merger (the "Merger").

                  A copy of the joint press release announcing the execution of the Merger Agreement was issued on February 5, 2004 and is attached hereto as
Exhibit 99.1. A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

2.1 Agreement and Plan of Merger, dated as of February 4, 2004, among Cable Design Technologies Corporation, BC Merger Corp. and Belden Inc.

99.1 Joint Press Release issued by Cable Design Technologies Corporation and Belden Inc. on February 5, 2004.

99.2     Earnings Release issued by Belden Inc. on February 5, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

                  Earnings Release. On February 5, 2004, Belden issued the press release attached as Exhibit 99.2, which sets out Belden's results of operations for the fourth quarter of 2003.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BELDEN INC.



                                            /s/Kevin L. Bloomfield
                                            ------------------------------------
                                            Kevin L. Bloomfield
                                            Secretary

Date: February 5, 2004


Exhibit Index

2.1 Agreement and Plan of Merger, dated as of February 4, 2004, among Cable Design Technologies Corporation, BC Merger Corp. and Belden Inc.

99.1 Joint Press Release issued by Cable Design Technologies Corporation and Belden Inc. on February 5, 2004.

99.2     Earnings Release issued by Belden Inc. on February 5, 2004.



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